                                                               EXHIBIT 10(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 9, 2001, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter U.S. Government Securities Trust referred to in such report, which appears in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
February 12, 2001